EXHIBIT 99.1

                                  NEWS RELEASE



FOR IMMEDIATE RELEASE                           FOR FURTHER INFORMATION CONTACT:
JUNE 11, 2003                                        MICHAEL L. BOWLIN, CHAIRMAN
                                                                  (505) 266-5985
                                                RUDY R. MILLER, CHAIRMAN AND CEO
                                                                THE MILLER GROUP
                                              INVESTOR RELATIONS FOR THE COMPANY
                                                                  (602) 225-0504



                     BOWLIN TRAVEL CENTERS FISCAL YEAR 2004

                        FIRST QUARTER NET INCOME UP 82.1%

ALBUQUERQUE,  NEW MEXICO, JUNE 11, 2003 -- BOWLIN TRAVEL CENTERS,  INC. (OTC-BB:
BWTL.OB) today released its financial results for the first quarter of its 2004 fiscal year.

For the three month period ended April 30, 2003, net income increased 82.1% to $51,000 or $0.011 per basic and diluted share compared to the prior year period when the company reported net income of $28,000 or $0.006 per basic and diluted share. Income from operations in the first quarter of fiscal year 2004 rose 31.5% to $71,000 compared to operating income of $54,000 in the first quarter of the prior year.

"We are pleased to report the material increase in our first quarter net income despite the present economic environment of the nation. A contributing factor to the improvement for the quarter is our continuing attention to operating efficiencies," stated Michael L. Bowlin, chairman, president and chief executive officer of Bowlin Travel Centers. "Our cash flow improved 5.5% and long-term debt was reduced 4.9% or $166,000. Our excellent first quarter results reflect our priority to increase shareholder value," Bowlin concluded.

The Company operates travel centers strategically located on major interstate highways that utilize co-branding agreements with national companies. The Company's current operations are located in the Southwestern United States.

                                                                        more....

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Bowlin Travel Centers, Inc.
Bowlin Travel Centers Fiscal Year 2004 First Quarter Net Income Up 82.1% June 11, 2003
Page 2



CERTAIN STATEMENTS CONTAINED HEREIN WITH RESPECT TO FACTORS WHICH MAY AFFECT FUTURE EARNINGS, INCLUDING MANAGEMENT'S BELIEFS AND ASSUMPTIONS BASED ON INFORMATION CURRENTLY AVAILABLE, ARE FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS THAT ARE NOT HISTORICAL FACTS INVOLVE RISKS AND UNCERTAINTIES, AND RESULTS COULD VARY MATERIALLY FROM THE DESCRIPTIONS CONTAINED HEREIN. FOR MORE DETAILS ON RISK FACTORS, SEE THE COMPANY'S ANNUAL REPORTS ON FORM 10-K, QUARTERLY REPORTS ON FORM 10-Q AND OTHER FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.



                            FINANCIAL TABLES FOLLOWS:

Bowlin Travel Centers, Inc.
Bowlin Travel Centers Fiscal Year 2004 First Quarter Net Income Up 82.1% June 11, 2003
Page 3


      The following tables outline the company's financial results for the first quarter of fiscal 2004.

                Condensed Balance Sheets and Statements of Income

                                  BALANCE SHEET

(in thousands)                                      April 30,       January 31,
                                                      2003             2003
                                                   (UNAUDITED)
                                                   -----------      -----------

Cash and cash equivalents                          $     2,371      $     2,416

Other current assets                                     3,518            3,555
                                                   -----------      -----------

         Total Current Assets                            5,889            5,971

Property and equipment, net                              9,395            9,167

Other assets                                             1,180            1,245
                                                   -----------      -----------

         Total Assets                              $    16,464      $    16,383
                                                   ===========      ===========


Liability and Shareholders' Equity

Current liabilities                                $     2,122      $     1,933

Long-term debt                                           3,234            3,400

Deferred income taxes                                      597              590
                                                   -----------      -----------

         Total Liabilities                               5,953            5,923


Shareholders' equity                                    10,511           10,460
                                                   -----------      -----------


Total Liabilities and Shareholders' Equity         $    16,464      $    16,383
                                                   ===========      ===========



                                                                        more....

Bowlin Travel Centers, Inc.
Bowlin Travel Centers Fiscal Year 2004 First Quarter Net Income Up 82.1% June 11, 2003
Page 4


                                INCOME STATEMENT
                    (in thousands, except per share amounts)

                                                           (UNAUDITED)
                                                        Three Months Ended
                                                            April 30,
                                                 ------------------------------
                                                     2003              2002
                                                 ------------      ------------

Net sales                                        $      5,144      $      5,192

Cost of goods sold                                     (3,395)           (3,454)

General and administrative expenses                    (1,504)           (1,495)

Depreciation and amortization                            (174)             (189)
                                                 ------------      ------------

Income from operations                                     71                54

Interest expense                                          (48)              (57)

Other non-operating income, net                            63                49
                                                 ------------      ------------

Income before income taxes                                 86                46


Income tax expense                                        (35)              (18)
                                                 ------------      ------------


Net income                                       $         51      $         28
                                                 ============      ============


Weighted average common shares outstanding          4,583,348         4,583,348


Earnings per share; basic and diluted            $      0.011      $      0.006
                                                 ============      ============


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